SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported)
                         February 5, 1997

               IMAGING MANAGEMENT ASSOCIATES, INC.
      (Exact name of registrant as specified in its charter)




     Colorado                    0-18798               84-1110294
(State or other jurisdiction    (Commission           (IRS Employer
of incorporation)                File Number)          ID Number)


                5143 West Woodmill Drive, Suite 23
                   Wilmington, Delaware  19808
             (Address of principal executive offices)


Registrant's telephone number, including area code (302) 633-6900






Item 5.   Other Events.

          Effective February 5, 1997, Imaging Management Associates, Inc.'s (the "Company") common stock was delisted from The Nasdaq Stock Market. The Company's common stock was delisted from The Nasdaq Stock Market as a result of the Company's failure to comply with The Nasdaq SmallCap Market's bid price and market maker requirements required for continued listing. The determination was made after the Company had made written submissions and oral representations to The Nasdaq Stock Market.

          The Company's common stock is currently not quoted on the OTC Bulletin Board. The Company, however, is in the process of to contacting potential market makers for the Company's common stock in an effort to have the common stock quoted on the OTC Bulletin Board.





                            SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                      IMAGING MANAGEMENT ASSOCIATES, INC.



Date:     February 5, 1997         By:  /s/ Leonard F. Vernon
                                   Leonard F. Vernon, President